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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Summary Financial Data," "Selected Financial Data" and "Experts" and to the use of our report dated February 16, 2000 (except for Note 21, as to which the date is June 19, 2000), in Amendment No. 1 to the Registration Statement (Form S-1 File No. 333-35522) and related Prospectus of TeleCommunication Systems, Inc. for the registration of 4.7 million shares of its Class A common stock.




                                                               Ernst & Young LLP


Baltimore, Maryland





The foregoing consent is in the form that will be signed upon the approval by the Company's Board of Directors of the one-for-2.92 reverse stock split as described in Note 21 to the financial statements.





                                                           /s/ Ernst & Young LLP



Baltimore, Maryland
June 16, 2000